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                                                                    EXHIBIT 10.6


                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made this 1st day of July, 2002, by and between Dac Technologies Group International, Inc. ("Client") and Gerald E. Hannahs, Jr. ("Consultant").

WHEREAS, Consultant has experience in raising capital for small-cap public companies and has valuable contacts in the securities industry, banking, finance and other industries which may be beneficial to Client; and

WHEREAS, Client desires to retain the services of Consultant and Consultant desires to serve Client on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Consultant and Client agree as follows:

         1. Term. This Agreement shall have a term of one (1) year commencing July 1, 2002 and ending June 30, 2003.

         2.       Scope of Services to be Provided.

                  a. Obtain or otherwise provide a source for funding of a loan to Client in the amount of $100,000. Terms and maturity of said loan to be approved by Client.

                  b. Assist Client in finding alternative sources of working capital, in either form of debt or equity capital.

                  c. Assist Client in securing sources for and favorable terms for its existing debt as becomes necessary.

                  d. Assist Client in evaluating proposals for raising of equity capital, and actively pursue such types of proposals.

                  e. Assist the Chairman/CEO in the execution Client's business plan and other duties as requested consistent with Consultant's other business relationships.

         3. Time and Effort of Consultant. Consultant shall devote that amount of time, as necessary to fulfill its obligations under this Agreement. Consultant agrees that it will at all times, faithfully and to the best of its experience, ability and talents, perform all the duties required of it under this Agreement.

         4. Compensation. Compensation to be paid to Consultant for the services provided under this Agreement shall be as follows:



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                  a.       Upon providing funding for a $100,000 loan to Client,
                           under terms and conditions approved by Client, Consultant shall be issued 25,000 shares of restricted common stock of Client. If funding is not provided prior to August 31, 2002, Client shall not be required to issue these shares.

                  b. Within sixty days of execution of this Agreement, Client shall issued to Consultant 25,000 shares of restricted common stock of Client as compensation for all other services to be provided under the terms of this Agreement.

         5. Costs and Expenses. Any necessary and reasonable business expenses incurred by Consultant in carrying out the services set forth in this Agreement with the prior written approval of Client shall be reimbursed by Client within thirty (30) days written notice by Consultant.

         6. Place of Services. The services provided by Consultant herein will be performed primarily through Consultant's office, except as otherwise mutually agreed by both parties. It is understood and expected that Consultant may make contacts with persons and entities and perform services in other locations as deemed appropriate and directed by Client.

         7. Independent Contractor. Consultant will act as an independent contractor in the performance of services under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state and local taxes on compensation paid under this Agreement.

         8. No Agency Expressed or Implied. This Agreement neither expressly nor impliedly creates a relationship or principal agent between Consultant and Client. Consultant is not authorized to enter into any agreements on behalf of Client. Client expressly retains the right to approve, in its sole discretion, any and all transactions introduced by Consultant (if any), and to make all final decisions with respect to activities undertaken by Consultant related to this Agreement.

         9. Non Disclosure and Non-use of Confidential Information. Consultant agrees that non-public information concerning the finances, plans, strategies and overall business operations of Client is highly confidential and proprietary to Client ("Confidential Information"). Consultant acknowledges that unauthorized of improper disclosure or use of Confidential Information would cause Client irreparable harm and injury. Consultant therefore agrees that, in perpetuity or for as long as the Confidential Information remains confidential, it will not disclose or threaten to disclose the Confidential Information to any person, partnership, company, corporation, or to any other business or governmental organization without the express written consent of Client.



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         10.      Termination for Cause. Client may, at its option, terminate this Agreement by giving written notice of termination to Consultant without prejudice to any other remedy to which the Client may be entitled either at law, in equity, or under this Agreement, if Consultant:

                  a. Neglects or willfully breaches the duties that Consultant is required to perform under the terms of this Agreement.

                  b. Fails to promptly comply with and carry out all directives of the Client's Board of Directors.

                  c. Commits any dishonest or unlawful act, in the judgment of Client's Board of Directors.

                  d. Engages in any conduct which disrupts the business of Client or any entity affiliated with Client.

         11. Termination Other Than for Cause. This Agreement shall note terminate, except as otherwise provided in Paragraph 10, except by mutual written consent of both parties hereto.

         12. Non-Exclusive Services. Client agrees that the services to be provided herein are not exclusive. Consultant shall be free to render services of the same nature or of similar nature to any individual or entity during the term hereof, without the written consent of Client. Consultant agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those provided by Consultant.

         13.      Miscellaneous.

                  a. Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument, in writing, executed by the parties hereto.

                  b. Waiver. Failure of any party to this Agreement to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of the right of such party thereafter to enforce any such provision.

                  c. Assignment. This Agreement may not be assigned by either party without the express written consent of the other party.

                  d. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to either party at the following addresses:



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                              Consultant:   Gerald E. Hannahs, Jr.
                                            17710 Leatha Lane
                                            Little Rock, AR  72223
                              Client:       Dac Technologies Group
                                               International, Inc.
                                            1601 Westpark Drive, Suite 4C
                                            Little Rock, AR  72204

                  e. Headings. The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  f. Governing Law. This Agreement was negotiated and is being contracted for in the State of Arkansas and shall be governed by the laws of the State of Arkansas.

                  g. Entire Agreement. This Agreement contains the entire agreement between the parties. No representations, warranties, covenants or conditions, express or implied, other than as set forth herein, have been made by any party.

                  h. Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

CLIENT:

Dac Technologies Group International, Inc.


/s/ David A. Collins
---------------------------------
By:  David A. Collins, Chairman & CEO


CONSULTANT:

Gerald E. Hannahs, Jr.


/s/ Gerald E. Hannahs, Jr
---------------------------------
By:  Gerald E. Hannahs, Jr.



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